    As filed with the Securities and Exchange Commission on January 20, 1998

                                          Registration Statement No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                          CASS COMMERCIAL CORPORATION
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Missouri                               43-1265338
    --------------------------         ------------------------------------
     (State of incorporation)           I.R.S. Employer Identification No.

               13001 Hollenberg Drive, Bridgeton, Missouri  63044
            --------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)


                    1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the plan)

                              Lawrence A. Collett
                       Chairman - Chief Executive Officer
                          Cass Commercial Corporation
                             13001 Hollenberg Drive
                           Bridgeton, Missouri 63044
         -------------------------------------------------------------
                    (Name and address of agent for service)

                                 (314) 506-5500
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                                           CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of securities      Amount to be         Proposed maximum           Proposed maximum             Amount of
  to be registered         registered      offering price per share    aggregate offering price    registration fee
---------------------    --------------    ------------------------    ------------------------    ----------------
Common Stock, par        200,000 shares           $25.50<F1>                 $5,100,000.00             $1,504.50
value $0.50 per share

=====================================================================================================================

    <F1> Represents the closing price for Registrant's Common Stock reported on the Nasdaq Stock Market as of January 14, 1998.

                     --------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT





      This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $0.50 per share) as other securities for which an earlier registration statement on Form S-8 relating to the same employee benefit plan is effective.
      Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement, File No. 33-91568, are hereby incorporated by reference.



ITEM 5:   INTEREST OF NAMED EXPERTS AND COUNSEL.  Bruce E. Woodruff,
          -------------------------------------
who is of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the registrant and owns 4,000 shares (<1%) of the registrant's common stock.



ITEM 8:  EXHIBITS.  The Exhibits listed in the Exhibit Index below, hereby
         --------
incorporated by reference, are filed as a part of this Registration Statement.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeton, State of Missouri, on December 16, 1997.

                                    CASS COMMERCIAL CORPORATION


                                    By:  s/LAWRENCE A. COLLETT
                                        ----------------------------------------
                                          Lawrence A. Collett
                                          Chairman, President and
                                          Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below constitutes and appoints Lawrence A. Collett and Eric H. Brunngraber, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

December 16, 1997     s/LAWRENCE A. COLLETT     Chairman, President and
                      ------------------------  Chief Executive Officer
                      Lawrence A. Collett       (principal executive officer)


December 17, 1997     s/JOHN J. VALLINA         Director
                      ------------------------
                      John J. Vallina

                                    II-2

December --, 1997                               Director
                      ------------------------
                      Robert J. Bodine


December 17, 1997     s/THOMAS J. FUCOLORO      Director
                      ------------------------
                      Thomas J. Fucoloro


December 17, 1997     s/HARRY J. KRIEG          Director
                      ------------------------
                      Harry J. Krieg


December --, 1997                               Director
                      ------------------------
                      Howard A. Kuehner


December 17, 1997     s/JAKE NANIA              Director
                      ------------------------
                      Jake Nania


December --, 1997                               Director
                      ------------------------
                      Irving A. Shepard


December --, 1997                               Director
                      ------------------------
                      A.J. Signorelli


December 17, 1997     s/BRUCE E. WOODRUFF       Director
                      ------------------------
                      Bruce E. Woodruff


December 17, 1997     s/ERIC H. BRUNNGRABER     Vice President -
                      ------------------------  Chief Financial Officer
                      Eric H. Brunngraber       (principal financial and
                                                accounting officer)

                               INDEX TO EXHIBITS


 EXHIBIT                    DESCRIPTION
 -------                    -----------
   4.1            Restated Articles of Incorporation of Cass Commercial
                  Corporation.

   4.2            By-Laws of Cass Commercial Corporation.

   4.3            Cass Commercial Corporation 1995 Performance-Based Stock
                  Option Plan, as amended, including form of Option Agreement.

   5 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

  23.1            Consent of Armstrong, Teasdale, Schlafly & Davis
                  (incorporated in Exhibit 5).

  23.2            Consent of KPMG Peat Marwick LLP

  24              Powers of Attorney (see Signature Page).



                                    II-4